Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Horizon Quantum Holdings Pte Ltd

29 Media Cir. #05-22

Singapore, 138565

We hereby consent to the incorporation by reference in this Form F-4 to be filed on or about January 14, 2026 of our report dated October 21, 2025, relating to the consolidated financial statements of Horizon Quantum Computing Pte. Ltd, incorporated by reference in the Registration Statement for the years ended December 31, 2024 and December 31, 2023.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

January 14, 2026